UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 10, 2010

Inter Parfums, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-16469 Commission File Number	13-3275609 (I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated March 10, 2010, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

•           The 1st paragraph relating to the announcement of the  results of operations for the fourth quarter of 2009 and fiscal year ended December 31, 2009, the 2nd paragraph relating to results of operations for the fourth quarter of 2009 and the 3rd paragraph relating to results of operations for fiscal year ended December 31, 2009

•           Paragraph 4 relating to results of operations for fiscal year ended December 31, 2009

•           Paragraph 5 discussing certain items in results of operations for fiscal year ended December 31, 2009

•           Certain portions of paragraph 6 relating to comparisons of net cash and inventory for fiscal years ended December 31, 2009 and 2008, and repurchase of shares for fiscal year ended December 31, 2009

•           Paragraph 11 relating to the conference call to be held on March 11, 2010

•           The consolidated statements of income and consolidated balance sheets.

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated March 10, 2010, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed  pursuant to this Item 7.01 and Regulation FD. They are as follows:

•           Paragraphs 7 and 8  relating to 2010 anticipated product launches

•           Paragraph 9 relating to 2010 guidance

•           Paragraph 13 relating to forward looking information

•           The balance of such press release not otherwise incorporated by reference in Items 2.02, 8.01 or 9.01.

Item 8.01. Other Events.

Paragraph 10 of our press release dated March 10, 2010 relating to our cash dividend is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated March 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: March 10, 2010
Inter Parfums, Inc.

By: /s/ Russell Greenberg
Russell Greenberg, Executive Vice President